UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 26, 2019

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6480 Via Del Oro

San Jose, California 95119

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EXTR	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 26, 2019, Extreme Networks, Inc., a Delaware corporation (“Extreme”), Clover Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Extreme (the “Purchaser”), and Aerohive Networks, Inc., a Delaware corporation (“Aerohive”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Purchaser will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of Aerohive’s common stock, par value $0.001 per share (the “Shares”), at a price of $4.45 per share in cash (the “Offer Price”), without interest and subject to any applicable withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement.

The Purchaser will commence the Offer as promptly as reasonably practicable (and in any event within fifteen (15) business days from the date of the Merger Agreement). The Offer will expire at midnight (New York City time) at the end of the day on the date that is twenty (20) business days (calculated in accordance with Rule 14d-1(g)(3) under the Exchange Act) following the commencement of the Offer, unless extended in accordance with the terms of the Merger Agreement, including as required by the applicable rules and regulations of the United States Securities and Exchange Commission. Completion of the Offer is subject to several conditions, including: (i) there being validly tendered in the Offer and not properly withdrawn that number of Shares which, together with the number of Shares (if any) then owned by Extreme or any of its wholly-owned subsidiaries represents at least a majority of the Shares then outstanding (determined in accordance with the Merger Agreement) and no less than a majority of the voting power of the Shares then outstanding Shares (determined in accordance with the Merger Agreement); (ii) the expiration or early termination of any applicable waiting period or receipt of required clearance, consent authorization or approval relating to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the German Act against Restraints of Competition, as amended; and (iii) certain other customary conditions set forth on Annex I of the Merger Agreement.

As soon as practicable following the consummation of the Offer, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Purchaser will merge with and into Aerohive, with Aerohive surviving as a wholly-owned subsidiary of Extreme, pursuant to the provisions of Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder approval required to consummate the Merger (the “Merger”). Each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), other than any Shares (i) that are owned by or held in the treasury of Aerohive, or owned by Extreme or any direct or indirect wholly-owned Subsidiaries of Extreme or Aerohive or (ii) in respect of which appraisal rights were perfected in accordance with Section 262 of the General Corporation Law of the State of Delaware, will be automatically converted into the right to receive an amount in cash equal to the Offer Price without interest and subject to any applicable withholding taxes.

As a result of the Merger, Aerohive’s outstanding equity awards granted under its 2006 Global Share Plan and 2014 Equity Incentive Plan will be treated as follows:

•

each option to purchase Shares (an “Aerohive Option”) that is outstanding and unexercised as of immediately prior to the Effective Time with an exercise price per share that is less than the Offer Price (such difference, the “spread value”) that is outstanding and unvested immediately prior to the Effective Time and is held by a continuing employee or service provider of Aerohive will be assumed by Extreme and converted automatically at the Effective Time into an option to purchase shares of common stock of Extreme having substantially the same terms and conditions as the Aerohive Option (each, an “Assumed Option”), except that both the number of shares underlying the Assumed Option and the exercise price of the Assumed Option will be adjusted to preserve the aggregate spread value of the Assumed Option, calculated using an exchange ratio that values each Share at the Offer Price and values each share of Extreme common stock based on the volume-weighted average trading price of such shares over the ten consecutive trading days ending on the third trading day before the Closing Date, as set forth in the Merger Agreement (such ratio, the “Exchange Ratio”);

•

each award of Aerohive restricted stock units covering shares (an “Aerohive RSU Award”) that is outstanding and unvested immediately prior to the Effective Time and is held by a continuing employee or service provider of Aerohive will be assumed by Extreme and converted automatically at the Effective Time into an award restricted stock units covering shares of common stock of Extreme having substantially the same terms and conditions as the Aerohive RSU Award (each, an “Assumed RSU Award”), except that the number of shares underlying the Assumed RSU Award will be adjusted to maintain the aggregate value of the Assumed RSU, calculated based on the Exchange Ratio; and

•

each Aerohive Option and Aerohive RSU Award that does not constitute an Assumed Option or an Assumed RSU will be cancelled and converted automatically at the Effective Time into the right to receive an amount in cash, if any, equal to any in-the-money spread value of any vested Aerohive Options and the value of any vested Aerohive RSU Awards (including any performance-based restricted stock units and after giving effect to any accelerated vesting in connection with the Merger in each case based on the Offer Price).

Extreme, the Purchaser and Aerohive have made customary representations, warranties and covenants in the Merger Agreement, including using reasonable best efforts to consummate and make effective the transactions contemplated by the Merger Agreement as promptly as practicable. Aerohive has agreed to (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice, including not taking certain specified actions, prior to consummation of the Merger, (ii) use its commercially reasonable efforts to keep available the services of the current officers, employees and consultants of Aerohive (other than terminations for cause) and (iii) use its commercially reasonable efforts to preserve intact its business organization, the value of its assets, present relationships and goodwill with governmental authorities. Furthermore, Aerohive has agreed not to, directly or indirectly, (i) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information in a manner that would reasonably be expected to lead to a competing proposal or competing inquiry) any competing proposal or competing inquiry, (ii) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information or afford to any other Person access to the business, properties, assets, books, records or any personnel of Aerohive or its subsidiaries, in each case in connection with or for the purpose of encouraging or facilitating, a competing proposal or competing inquiry or (iii) approve, endorse, recommend, execute or enter into any term sheet, letter of intent, acquisition agreement or similar contract (other than an acceptable confidentiality agreement) with respect to any competing proposal. Subject to the satisfaction of certain conditions, Aerohive and its board of directors, as applicable, are permitted to take certain actions which may, as more fully described in the Merger Agreement, include changing the board of directors’ recommendation following receipt of an unsolicited proposal, if the board of directors of Aerohive concludes in good faith, after consultation with Aerohive’s independent financial advisors and outside legal counsel, that such unsolicited proposal constitutes a superior proposal and that the failure to enter into such definitive agreement would be reasonably likely to result in a breach of its fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for each of Aerohive and Extreme, including if the Offer is not consummated on or prior to October 25, 2019. Upon termination of the Merger Agreement under specified circumstances, including Extreme’s termination due to a change in the recommendation of Aerohive’s board of directors, Aerohive will be required to pay to Extreme a termination fee of $11,400,000.

The Merger Agreement has been unanimously approved by the board of directors of each of Extreme, the Purchaser and Aerohive. The board of directors of Aerohive unanimously recommends that stockholders of Aerohive tender their Shares in the Offer.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1. The Merger Agreement has been incorporated herein by reference to provide information regarding the terms of the Merger Agreement and is not intended to modify or supplement any factual disclosures about Aerohive, Extreme or the Purchaser in any public reports filed with the U.S. Securities and Exchange Commission (“SEC”) by Aerohive or Extreme. In particular, the assertions embodied in the representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by information in confidential disclosure schedules provided by Aerohive to Extreme in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Aerohive, Extreme and the Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Aerohive, Extreme or the Purchaser. The representations and warranties set forth in the Merger Agreement may also be subject to a contractual standard of materiality different from that generally applicable to investors under federal securities laws. Therefore, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses.

Tender and Support Agreement

On June 26, 2019, in connection with the Merger Agreement, Extreme and the Purchaser entered into a Tender and Support Agreement (the “Support Agreement”) with each of the members of the board of directors of Aerohive (together, the “Supporting Stockholders”), which provide, among other matters, that the Supporting Stockholders will (i) tender their Shares in the Offer and (ii) support the Merger. As of June 21, 2019, the Supporting Stockholders owned an aggregate of approximately 4% of the Shares. The Supporting Stockholders’ obligations under the Support Agreement terminate in the event that the Merger Agreement is terminated in accordance with its terms.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Debt Commitment Letter

In connection with the Merger Agreement, Extreme entered into a commitment letter (the “Debt Commitment Letter”) with Bank of Montreal and BMO Capital Markets Corp. (collectively, “BMO”) on June 26, 2019, pursuant to which BMO has committed to provide a 5-year first lien term loan facility in an aggregate principal amount of $380 million (the “Term Facility”) and a 5-year revolving loan facility in an aggregate principal amount of $75 million (the “Revolving Facility” and together with the Term Facility, the “Facilities”), the proceeds of which will be used (i) to finance a portion of the consideration payable under the Offer and the Merger, (ii) to payoff certain existing indebtedness of Extreme and Aerohive, and (iii) for working capital and other general corporate purposes, including transactions that are not prohibited by the terms of definitive documentation governing the Facilities; provided, however, that on the date of the initial borrowings, drawings under the Revolving Facility will be limited to (a) amounts for replacing or backstopping existing letters of credit and (b) amounts necessary to fund any upfront fees resulting from the exercise of any “market flex” provisions of the fee letter referred to in the Debt Commitment Letter. The definitive documentation governing the Financing has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Debt Commitment Letter. The consummation of the Offer and the Merger is not conditioned upon receipt of the proceeds from the Facilities or any replacement financing.

The above description of the Debt Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Debt Commitment Letter, which is attached hereto as Exhibit 10.1.

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On June 25, 2019, Extreme began executing a plan to better align its work force and operating expenses in the current business climate (the “Plan”). Extreme estimates it will incur charges beginning in the fourth quarter of fiscal 2019 through the second quarter of fiscal 2020, inclusive, in the range of $14 to $16 million. $12 to $14 million of the referenced charges will be paid in cash over the life of the 2019 Plan. Upon completion of the 2019 Plan, the potential savings expected to be achieved as a result of reduced employee related expenses and lower operating costs will yield annualized savings of $24 to $27 million. Costs associated with the 2019 Plan are primarily comprised of employee severance and benefits expenses, relocation of personnel and equipment and exit of excess facilities. The amount and timing of the actual charges may vary due to required consultation activities with certain employees as well as compliance with statutory severance requirements in local jurisdictions. Extreme expects the severance and benefits will be substantially paid by December 2019, and the excess facilities obligations will continue through December 2027.

Additional Information and Where to Find It

The description contained herein is for informational purposes only and is not a recommendation, an offer to buy or the solicitation of an offer to sell any shares of Aerohive’s common stock. The tender offer for the outstanding shares of Aerohive’s common stock described in this report has not commenced. At the time the tender offer is commenced, Extreme will file or cause to be filed a Tender Offer Statement on Schedule TO with the SEC and Aerohive will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The Tender Offer Statement (including an Offer to Purchase, a related Letter of Transmittal and other tender offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to Aerohive’s stockholders at no expense to them. In addition, all of those materials (and any other documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements,” including those regarding the expected nature, timing and benefits of the transaction and of certain reductions to Extreme’s workforce and the charges associated with such activities. Forward-looking statements may be typically identified by such words as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although Extreme and Aerohive believe that the expectations reflected in the forward-looking statements are reasonable, any or all of such forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Extreme, Aerohive or their respective businesses or operations.

Factors which could cause actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that Purchaser may not receive sufficient number of shares tendered from Aerohive stockholders to complete the tender offer; (2) litigation relating to the transaction; (3) uncertainties as to the timing of the consummation of the transaction and the ability of each of Aerohive and Extreme to consummate the transaction; (4) risks that the proposed transaction disrupts the current plans and operations of Aerohive or Extreme; (5) the ability of Aerohive to retain and hire key personnel; (6) competitive responses to the proposed transaction; (7) unexpected costs, charges or expenses resulting from the transaction; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (9) Extreme’s ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating Aerohive with its existing businesses; (10) legislative, regulatory and economic developments; (11) Extreme’s ability to implement the reduction activities as planned; and (12) the possibility that benefits of the reduction actions may not materialize as expected. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Aerohive’s recent Quarterly Report on Form 10-Q, Extreme’s most recent Quarterly Report on Form 10-Q, and Aerohive’s and Extreme’s more recent reports filed with the SEC. Aerohive and Extreme can give no assurance that the conditions to the transaction will be satisfied. Neither Aerohive nor Extreme or its subsidiaries undertakes any intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law. Aerohive is responsible for information in this Current Report on Form 8-K concerning Aerohive, and Extreme is responsible for information in this Current Report on Form 8-K concerning Extreme or its subsidiaries.

Extreme’s Quarterly Report on Form 10-Q filed on May 10, 2019 and other filings with the SEC (which may be obtained for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect Extreme’s business, results of operations and financial condition. Extreme undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated June 26, 2019, by and among Extreme Networks, Inc., Clover Merger Sub, Inc. and Aerohive

10.1	Commitment Letter, June 26, 2019, among Bank of Montreal, BMO Capital Markets Corp. and Extreme Networks, Inc.

99.1	Tender and Support Agreement by and among Extreme Networks, Inc., Clover Merger Sub, Inc. and certain stockholders of Aerohive

*

Schedules and exhibits to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Extreme will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2019

EXTREME NETWORKS, INC.

By:	/s/ Katayoun (“Katy”) Motiey
Katayoun (“Katy”) Motiey Chief Administrative Officer and Corporate Secretary